SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

SANDRIDGE ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
JONATHAN FRATES
NICHOLAS GRAZIANO
JOHN "JACK" LIPINSKI
BOB G. ALEXANDER
RANDOLPH C. READ
JONATHAN CHRISTODORO
NANCY DUNLAP

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT

OF

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
JONATHAN FRATES
NICHOLAS GRAZIANO
JOHN "JACK" LIPINSKI
BOB G. ALEXANDER
RANDOLPH C. READ
JONATHAN CHRISTODORO
NANCY DUNLAP

FOR

THE 2018 ANNUAL MEETING OF SHAREHOLDERS

OF

SANDRIDGE ENERGY, INC.

The information contained herein supplements the Proxy Statement filed with the U.S. Securities and Exchange Commission on May 11, 2018 (the "Proxy Statement") with respect to the 2018 Annual Meeting of Shareholders (the "Annual Meeting") of SandRidge Energy, Inc. (the "Company") to be held on June 19, 2018, at 9:00 a.m. Central Time at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102.
Specifically, this information updates the information set forth on pages 7, 14, 15 and 17 of the Proxy Statement for Mr. Nicholas Graziano and Mr. Jonathan Christodoro, nominees for election to the Company's Board of Directors at the Annual Meeting. On May 13, 2018, pursuant to a settlement agreement by and among the Icahn Participants (as defined in the Proxy Statement), Xerox Corporation ("Xerox") and certain other parties, Mr. Graziano and Mr. Christodoro were appointed to the Board of Directors of Xerox, in which Mr. Icahn has a non-controlling interest.